Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a Director of Ecolab Inc., a Delaware corporation (“Corporation”), does hereby make, nominate and appoint DOUGLAS M. BAKER, LAWRENCE T. BELL and MICHAEL C. McCORMICK, and each of them, individually, to be my attorney-in-fact, with full power and authority to sign his name to a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of not more than 150,000 shares of Ecolab Inc. Common Stock, par value $1.00 per share, and Preferred Stock Purchase Rights associated with the Common Stock, for the Ecolab Canada Share Purchase Plan, and any and all amendments thereto, provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact, and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 3rd day of December, 2009.

/s/Barbara J. Beck
Barbara J. Beck

/s/Les S. Biller
Les S. Biller

/s/Richard U. De Schutter
Richard U. De Schutter

/s/Jerry A. Grundhofer
Jerry A. Grundhofer

/s/Joel W. Johnson
Joel W. Johnson

/s/Jerry W. Levin
Jerry W. Levin

/s/Robert L. Lumpkins
Robert L. Lumpkins

/s/C. Scott O’Hara
C. Scott O’Hara

/s/Beth M. Pritchard
Beth M. Pritchard

/s/Victoria J. Reich
Victoria J. Reich